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                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 15th day of June, 1998, is entered into by ECC International Corp., a Delaware corporation (the "Company"), and James C. Garrett (the "Executive").

         The Company desires to employ the Executive, and the Executive desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. TERM OF EMPLOYMENT; RENEWAL. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof and ending on June 28, 2001 (the "Initial Employment Period"), unless sooner terminated in accordance with the provisions of Section
5. The Company and the Executive agree that the Executive shall commence the undertaking of the duties and responsibilities set forth in Section 2 on June 29, 1998 (the "Commencement Date"). Without limiting any of the Company's rights otherwise provided under this Agreement, upon the second anniversary of the Commencement Date, within 30 days following such date, the Company shall either
(i) commence good faith negotiations with the Executive to extend the Initial Employment Period or (ii) notify the Executive in writing that the Company does not intend to extend the Initial Employment Period.

         2. TITLE; CAPACITY. The Executive shall serve as President and Chief Executive Officer, as elected annually by the Board of Directors (the "Board"). The Executive shall be based at the Company's offices in Orlando, Florida. The Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Board. The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board shall from time to time reasonably assign to him, which duties and responsibilities shall be commensurate with the Executive's position. The Executive agrees to devote his entire business time, attention and energies to the business and interests of the Company during the term of this Agreement. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company, provided that, without the Executive's consent, such changes shall not effect a change in this Agreement or any agreement contemplated herein. The Executive acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.




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         3.       COMPENSATION AND BENEFITS.

                  3.1 SALARY AND SIGN-ON BONUS. The Company shall pay the Executive, in bi-weekly installments, an annual base salary (the "Base Salary") of $250,000 for the three-year period commencing on the Commencement Date. The Company shall pay to the Executive a cash bonus of $50,000 upon the execution of this Agreement.

                  3.2 FRINGE BENEFITS. The Executive shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its executive officers, to the extent that Executive's position, tenure, salary, age, health and other qualifications make him eligible to participate ("Fringe Benefits"), including, but not limited to, the programs indicated on EXHIBITS A, C, D, AND E to this Agreement. The Executive's Fringe Benefits shall not be reduced without the Executive's consent.

                  3.3 REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers and/or such other supporting information as the Company may require.

                  3.4 RELOCATION AND RELOCATION EXPENSES. The Executive shall relocate to the Orlando, Florida metropolitan area. The Company shall reimburse the Executive for reasonable relocation and travel expenses, including without limitation real estate commissions, not to exceed $45,000 incurred by him in relocating himself and his immediate family to the Orlando, Florida metropolitan area to commence employment with the Company. The Executive agrees to use his good faith best efforts to ensure that any and all such relocation and travel expenses are reasonable.

                  3.5 TEMPORARY LIVING EXPENSES. The Company shall reimburse the Executive for reasonable temporary living expenses in the Orlando, Florida metropolitan area, not to exceed $5,000 per month, for the period beginning on the Commencement Date and ending on the earlier to occur of (i) the 180th day following the Commencement Date and (ii) the date on which the Executive has relocated himself and his immediate family to the Orlando, Florida metropolitan area pursuant to Section 3.4. The Executive agrees to use his good faith best efforts to ensure that any and all such temporary living expenses are reasonable.

                  3.6 INCENTIVE PAYMENTS. In addition to the salary and benefits payable pursuant to this Section 3, for fiscal years beginning after June 30, 1998, the Executive shall be entitled to receive the following:

                           (a) annual cash bonuses if the Executive satisfies
agreed-upon discrete goals/objectives to be contained in an Annual Performance Incentive Plan for


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the Executive to be established by the Board of Directors in consultation with the Executive on an annual basis. The Annual Performance Incentive Plan for 1999 has been agreed to by the Company and the Executive as of the date hereof. The Company shall pay to the Executive a minimum cash bonus under the Annual Performance Incentive Plan of $50,000 for the fiscal year ending June 30, 1999.

                           (b) annual options to purchase shares of the
Company's Common Stock if the Company satisfies agreed-upon long-term performance objectives to be contained in a Long-Term Incentive Plan for the Executive to be established by the Board of Directors in consultation with the Executive. The parties agree to establish the Long-Term Incentive Plan as soon as practicable following the execution of this Agreement. The Company shall grant to the Executive a minimum of 30,000 options to purchase shares of the Company's Common Stock under the Long-Term Incentive Plan for the fiscal year ending June 30, 1999.

         4.       ANCILLARY AGREEMENTS.

                  4.1 NON-COMPETITION AND NON-SOLICITATION AGREEMENT. On the date hereof, the Company and the Executive shall enter into a Non-Competition and Non-Solicitation Agreement substantially in the form attached hereto as EXHIBIT B, and such agreement shall be incorporated herein by this reference and made a part hereof as if set forth herein in its entirety.

                  4.2 STOCK PURCHASE AGREEMENT. On the date hereof, the Company and the Executive shall enter into a Stock Purchase Agreement substantially in the form attached hereto as EXHIBIT C.

                  4.3 NONSTATUTORY STOCK OPTION AGREEMENT. On the date hereof, the Company and the Executive shall enter into a Nonstatutory Stock Option Agreement substantially in the form attached hereto as EXHIBIT D.

                  4.4 INCENTIVE STOCK OPTION AGREEMENT. On the date hereof, the Company and the Executive shall enter into an Incentive Stock Option Agreement substantially in the form attached hereto as EXHIBIT E.

         5. EMPLOYMENT TERMINATION. The employment of the Executive by the Company pursuant to this Agreement shall terminate immediately upon the occurrence of any of the following:

                  (a) Expiration without renewal of the Initial Employment Period in accordance with Section 1;


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                  (b)      At the election of the Company, for cause,
immediately upon written notice by the Company to the Executive. For the purposes of this Section 5(b), cause shall mean any willful misconduct by the Executive which affects the business reputation of the Company or willful failure by the Executive to perform his material responsibilities to the Company (including, without limitation, breach by the Executive of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Executive and the Company); or

                  (c) By the Executive for good reason, immediately upon written notice by the Executive to the Company. For the purposes of this Section 5(c), good reason shall mean any significant diminution in the Executive's title, authority or responsibilities or any reduction in the Base Salary.

         6.       EFFECT OF TERMINATION.

                  6.1 EXPIRATION OF INITIAL EMPLOYMENT PERIOD. In the event the Initial Employment Period expires without renewal in accordance with Section 1, the following severance payments and arrangements (less applicable deductions for social security, payroll and other applicable taxes) shall be made for the benefit of the Executive:

                           (a) cash payments in bi-weekly installments at the
Executive's current bi-weekly Base Salary at the time of termination for a period of 12 months, commencing with the month immediately succeeding the month during which the Initial Employment Period expires without renewal;

                           (b) normal employee medical benefits shall be
continued for the Executive for a period of 12 months, commencing with the month immediately succeeding the month during which the Initial Employment Period expires without renewal; and

                           (c) payment of bonuses otherwise earned but not yet
paid to the Executive under Section 3 through the date of termination.

                  6.2 TERMINATION FOR CAUSE. In the event the Executive's employment is terminated for cause pursuant to Section 5(b), the Company shall pay to the Executive the compensation, benefits and bonuses otherwise payable to him under Section 3 through the date of termination.

                  6.3 TERMINATION OTHER THAN FOR CAUSE OR TERMINATION FOR GOOD REASON. In the event the Executive's employment is terminated (i) by the Company other than for cause or (ii) by the Employee for good reason, the following severance payments and


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arrangements (less applicable deductions for social security, payroll and other applicable taxes) shall be made for the benefit of the Executive:

                           (a) cash payments in bi-weekly installments at the
Executive's current bi-weekly Base Salary at the time of termination for a period equal to the greater of (i) the otherwise remaining term of the Initial Employment Period or (ii) 24 months, commencing with the month immediately succeeding the month during which the termination occurred;

                           (b) normal employee medical benefits shall be
continued for the Executive for a period equal to the greater of (i) the otherwise remaining term of the Initial Employment Period or (ii) 24 months, commencing with the month immediately succeeding the month during which the termination occurred; and

                           (c) payment of bonuses otherwise earned but not yet
paid to the Executive under Section 3 through the date of termination.

                  6.4 SURVIVAL. The provisions of Section 8 shall survive the termination of this Agreement.

         7.       CHANGE IN CONTROL.

                  7.1 Notwithstanding any other provision of this Agreement, if a Change in Control (as such term is defined below) shall have occurred, upon the termination of employment of the Executive for any reason or no reason after such Change in Control, the following severance payments and arrangements (less applicable deductions for social security, payroll and other applicable taxes) shall be made for the benefit of the Executive:

                           (a) cash payments in bi-weekly installments at the
Executive's current bi-weekly Base Salary at the time of termination (less applicable deductions) for a period equal to the greater of (i) the otherwise remaining term of the Initial Employment Period or (ii) 24 months, commencing with the month immediately succeeding the month during which the termination occurred;

                           (b) normal employee medical benefits shall be
continued for the Executive for a period equal to the greater of (i) the otherwise remaining term of the Initial Employment Period or (ii) 24 months, commencing with the month immediately succeeding the month during which the termination occurred;

                           (c) a lump sum cash payment in an amount equal to 24
times the current monthly value of the other benefits otherwise payable to the Executive at the time of termination;


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                           (d) payment of bonuses otherwise earned but not yet
paid to the Executive under Section 3 through the date of termination; and

                           (e) all stock options granted to the Executive which
shall not have vested as of the time of termination shall thereupon automatically vest and be immediately exercisable in full, provided that any such acceleration of vesting shall in every event be subject to the terms of any stock option plan under which such stock options are granted.

                  7.2 For purposes of this Agreement, a "Change in Control" shall mean:

                           (a) any merger or consolidation which results in the
voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

                           (b) any sale of all or substantially all of the
assets of the Company.

         8.       PROPRIETARY INFORMATION AND DEVELOPMENTS.

                  8.1      PROPRIETARY INFORMATION.

                           (a) The Executive agrees that all information,
whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Executive will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his duties as an employee of the Company) without written approval by an officer of the Company, either during or after his employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Executive.

                           (b) The Executive agrees that all files, letters,
memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information,


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whether created by the Executive or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Executive only in the performance of his duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Executive shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his employment. After such delivery, the Executive shall not retain any such materials or copies thereof or any such tangible property.

                           (c) The Executive agrees that his obligation not to
disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Executive.

                  8.2      DEVELOPMENTS.

                           (a) The Executive will make full and prompt
disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

                           (b) The Executive agrees to assign and does hereby
assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this Section 8.2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Executive not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Executive understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 8.2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Executive also hereby waives all claims to moral rights in any Developments.

                           (c) The Executive agrees to cooperate fully with the
Company, both during and after his employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to


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Developments. The Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Executive further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Executive on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Executive, and the Executive hereby irrevocably designates and appoints each executive officer of the Company as his agent and attorney-in-fact to execute any such papers on his behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

                  8.3 OTHER AGREEMENTS. The Executive hereby represents that, except as the Executive has disclosed in writing to the Company, the Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Executive further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Executive in confidence or in trust prior to his employment with the Company, and the Executive will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

         9. ATTORNEYS' FEES AND EXPENSES. The Company shall pay, on the Commencement Date, the reasonable costs and expenses of one counsel to the Executive, in connection with the preparation of this Agreement and the other agreements contemplated hereby, up to a maximum of $2,000.

         10. NOTICES. Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and, if mailed, sent by registered or certified mail, postage prepaid, with a copy delivered by an overnight courier service of recognized standing, to the party named at the address set forth below, or at such other address as each party may hereafter designate in writing to the other party:

                  Employer:         ECC International Corp.
                                    2001 West Oak Ridge Road
                                    Orlando, FL 32809-3803
                                    Attn: Merrill A. McPeak,
                                          Chairman of the Board


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                  With a copy to:   Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA 02109
                                    Attn: Martin S. Kaplan, Esq.

                  Executive:        James C. Garrett
                                    3118 Hyde Park Drive
                                    Clearwater, FL 33761

                  With a copy to:   Jack J. Geller, Esq.
                                    2560 Gulf to Bay Boulevard
                                    Suite 300
                                    Clearwater, FL 33765

         Any such notices shall be deemed to have been delivered when served personally, or 48 hours after being mailed in the manner specified above.

         11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

         12. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

         13. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him.

         15.      MISCELLANEOUS.

                  (a) No delay or omission by the Company or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Executive on any one occasion shall be


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effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

                  (b) The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  (c) In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         16. LEGAL FEES. In the event that legal proceedings are commenced by the Executive against the Company, or by the Company against the Executive, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                             ECC INTERNATIONAL CORP.


                                             By: /s/ Merrill A. McPeak
                                                 -------------------------------
                                             Name: Merrill A. McPeak
                                             Title: Chairman of the Board


                                             EXECUTIVE


                                             /s/ James C. Garrett
                                             -----------------------------------
                                             James C. Garrett



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